# PROMISSORY NOTE

**$231,500.00** **March 7, 2013**

FOR VALUE RECEIVED, the undersigned, **Omega CRE Group LLC**, a Wyoming Corporation ("Maker") whose address is 1000 5th Street Suite 200 Miami Beach, FL 33139, promises to pay to Stephen Hand ("Lender") at 4114 Woodlands Pkwy., Suite 402 Palm Harbor, FL 34685 or at such other place as Lender may designate to Maker in writing from time to time, the principal sum **of TWO HUNDRED & THIRTY ONE THOUSAND FIVE HUNDRED DOLLARS ($231,500.00)**, together with interest thereon as provided below, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all public and private debts.

ARTICLE I – TERMS AND CONDITION0S

1.1 Payment of Principal and Interest

(a) Commencing on no later than **March 7th, 2013** and continuing through and including **April 6th, 2014** (the "Maturity Date"), interest on the principal balance of any outstanding amounts disbursed under this Note shall accrue at the rate of three and half percent (3.50%) per annum.

(b) At the Maturity Date, Maker shall pay the outstanding balance (principal and interest) of this Note together with all accrued interest.

(c) Upon execution of this Promissory Note ("Note"), Two Million (2,000,000) shares of restricted Common Stock shall be authorized in the name of Stephen Hand as collateral for the loan, and in the event of default made effective within one calendar year from the Anniversary of the Note.

(d) The payment must be made in United States dollars immediately available in the place designated for payment so as to be received by Lender prior to 2:00 p.m. local time at said place of payment and shall be credited prior to close of business, while other payments may-, at the option of Lender not be credited until immediately available to Lender in United States dollars in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business

(e) The entire outstanding principal balance hereof, together with all accrued and unpaid interest thereon shall be due and payable in full on the Maturity Date.

(f) Maker may satisfy the outstanding balance of this loan (principal and interest) prior to the Maturity Date without premium or penalty.

1.2 Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above, then a default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder, and all unpaid interest accrued thereon, shall, at the option of Lender and upon written notice to Maker sent by certified mail or recognized overnight courier to the address set ~~fourth~~ forth above, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of whereof the stipulated date of maturity. So long as any default exists

hereunder, regardless of whether or not that has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue at the rate of three and a half percent (3.50%) per annum on the daily outstanding principal balance of the Note. In the event of this Note, or any part thereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, Lender's reasonable attorneys' fees actually incurred at said attorneys' standard hourly rates

## ARTICLE II- GENERAL CONDITIONS

2.1 No Waiver, Amendment. No failure to accelerate the debt evidenced hereby by reason of the default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change, or affect the original liability of Maker under this Note, either in whole or in part, unless Lenders otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

2.2 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Maker. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption, and homestead now or hereafter provided by the United States Constitution and laws of the United States of America and of each state hereof, both as to itself and in and to all of its property, real and persona against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents

2.3 Limit of Validity. If from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

2.4 Use of Funds. The principal amount of $231,500 ("Proceeds") has been deposited into the trust account of Wilder Wadford, PA ("Escrow Agent"). Maker hereby warrants, represents and covenants that no Proceeds disbursed hereunder shall be used for personal, family or household purposes. The Proceeds disbursed shall be used only for the sole purpose of financing, investing, acquiring commercial real estate non performing or performing notes and deeds of trust purchases from TD Bank pursuant to the Loan Purchase Agreement (the "Loan Purchase Agreement") dated March 7, 2013 by and between Maker as "Buyer" and TD Bank as "Seller," including any such legal, administrative, account, or auditing cost associated with these related acquisitions ("Acquisition Costs"). Specifically, $216,500 of the Proceeds shall remain in the Escrow Agent's trust account as the "Deposit" in the Loan Purchase Agreement. The Maker and Lender have entered into an agreement of even date for the repurchase of the aforesaid notes and deeds of trust ("Repurchase Agreement"). The remaining $15,000 shall be disbursed to the Maker for the

Acquisition Costs upon execution of this Note, Loan Purchase Agreement and Repurchase Agreement .

It is understood and agreed that in the event that in the event Maker as "Buyer" pursuant to the Loan Purchase Agreement does not close before the twenty ninth day after the "Effective Date" of the Loan Purchase Agreement for any reason whatsoever, then the Deposit held by the Escrow Agent becomes immediately due and payable and Maker hereby authorizes the release of the Deposit to Lender and Wilder Wadford and Lender shall have the right and are authorized to terminate the Loan Purchase Agreement as provided in the Loan Purchase Agreement, all without further written authorization from the Maker or notice to the Maker. This provision shall constitute an absolute direction on the part of Maker to Wilder Wadford to release the Deposit to the Lender and terminate the Loan Purchase Agreement.

2.05 Miscellaneous. This Note shall be interpreted, construed and enforced according to the laws of the State of North Carolina. As used herein, the terms "Maker" and "Lender" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. All personal pronouns used herein, whether used in the masculine, feminine or neither gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. If any provision of this Note is deemed to be invalid, illegal or unenforceable, the balance of this Note shall remain in full force and effect. This Note may not be modified orally or otherwise, except in writing dually executed by Lender and Maker.

IN WITNESS WHEREOF, Maker has executed this Note under seal as of the date first above written

MAKER:

Omega CRE Group LLC
1000 5th Street Suite 200
Miami Beach, FL 33139

JOANN ELLISON
Commission # EE 128289
Expires October 14, 2015
Bonded Thru Troy Fain Insurance 800-385-7019

By: [signature]
Jon S. Cummings IV
President/Chairman

**NOTARY:**

On this 7th day of March, 2013: The above individual appeared before me and stated that he/she is:

Print Name

Jon S. Cummings IV ID C552437-68372-0

Acknowledged and signed voluntarily before me:

Notary Public: JoAnn Ellison

My Commission Expires: 10-14-15